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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                _______________________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 8, 1995


                                 WORLDCOM, INC.
                       (F/K/A LDDS COMMUNICATIONS, INC.)
             (Exact Name of Registrant as Specified in its Charter)


         Georgia                    0-11258                    58-1521612
    (State or Other              (Commission File           (I.R.S. Employer
     Jurisdiction of                 Number)             Identification Number)
     Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600
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ITEM 5.  OTHER EVENTS

The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for each of the five years ended December 31, 1994 and for the six months ended June 30, 1994 and 1995, which ratios are based on the historical consolidated financial statements of WorldCom, Inc. (the "Company" or "WorldCom"). The table also sets forth the pro forma combined data for the year ended December 31, 1994, which data gives effect to the acquisition of Williams Telecommunications Group, Inc. ("WilTel") on January 5, 1995 for approximately $2.5 billion in cash (the "WilTel Acquisition") and the financing thereof as if it occurred on January 1, 1994. The WilTel Acquisition was accounted for as a purchase transaction. The pro forma combined data are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the date indicated above nor do they purport to be indicative of results which may be attained in the future.


                                                                                   Pro Forma
                                       Historical                                  Combined                Historical
                        -------------------------------------------------       ---------------          ----------------
                                    Year Ended December 31,                 Year Ended December 31,  Six Months Ended June 30,
                         1990      1991      1992       1993        1994             1994                1994        1995
                         ----      ----      ----       ----        ----             ----                ----        ----
    Ratio of
    Earnings to
    Combined Fixed
    Charges and
    Preferred Stock
    Dividends           2.45:1    2.53:1    1.40:1     4.14:1      0.13:1            0.45:1           3.43:1       2.14:1

    Deficiency of
    Earnings to
    Combined Fixed
    Charges and
    Preferred Stock
    Dividends (in
    thousands)           N/A       N/A        N/A        N/A      $(78,008)        $(153,203)           N/A         N/A

For the purpose of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income (loss) from continuing operations and fixed charges and preferred stock dividends, and fixed charges consist of interest (including capitalized interest, but excluding amortization amounts previously capitalized) on all indebtedness, amortization of debt discount and expense and that portion of rental expense which the Company believes to be representative of interest.


                  NOTES TO COMPUTATION OF RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(1) As a result of the mergers with IDB Communications Group, Inc. (the "IDB Merger") and Advanced Telecommunications Corporation (the "ATC Merger"), the Company initiated plans to reorganize and restructure its management and operational organization and facilities to eliminate duplicate personnel, physical facilities and service capacity, to abandon certain products and marketing activities, and to further take advantage of the synergy available to the combined entities. Also, during the fourth quarter of 1993, plans were approved to reduce IDB Communications Group, Inc.'s cost structure and to improve productivity. Accordingly, in 1994, 1993 and 1992, the Company charged to operations the estimated costs of such reorganization and restructuring activities, including employee severance, physical facility abandonment and duplicate service capacity. These costs totaled $43.7 million in 1994, $5.9 million in 1993 and $79.8 million in 1992.





                                      2
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         Also, during 1994 and 1992, the Company incurred direct merger costs of $15.0 million and $7.3 million, respectively, related to the IDB Merger (in 1994) and the ATC Merger (in 1992). These costs include professional fees, proxy solicitation costs, travel and related expenses and certain other direct costs attributable to these mergers.

(2) In connection with certain debt refinancing, the Company recognized in 1993 and 1992 extraordinary items of approximately $7.9 million and $5.8 million, respectively, net of income taxes, consisting of unamortized debt discount, unamortized issuance cost and prepayment fees.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 12.1 Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends.





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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 1995


                                                WORLDCOM, INC.



                                                By:   /s/ Scott D. Sullivan
                                                      Scott D. Sullivan
                                                      Chief Financial Officer





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                               INDEX TO EXHIBITS

Exhibit No.                       Description
-----------                       -----------
Exhibit 12.1              Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends.